SAMUEL H. WONG & CO., LLP

CERTIFIED PUBLIC ACCOUNTANTS

February 26, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen,

We have read the statements of VICTORY DIVIDE MINING COMPANY, pertaining to our firm included under Item 4.01 of Form 8-K dated January 16, 2008 and agree with such statements as they pertain to our firm.

Regards,

Samuel H. Wong & Co., LLP

Samuel H. Wong & Co., LLP
Certified Public Accountants

South San Francisco Head Office:
400 Oyster Point Blvd., Suite 122
So. San Francisco, CA 94080, U.S.A.
Tel: (415) 732-1288
Fax: (415) 397-9028
Email: swongcpa@aol.com

Hong Kong Office:
Room 703, Nan Dao Commercial Building,
359-361 Queen's Road Central, Hong Kong
Tel: (852) 2526-9262
Fax: (852) 2815-4726, 2511-3538
Email: swongcpa@aol.com

Shanghai Representative Office:
1266 Nanjing West Road
Plaza 66, Tower I 39/F, Shanghai
P.R.C. 200040
Tel: (8621) 6103-8593
Fax: (8621) 6103-8593
Email: swongcpa@aol.com

Website: http://www.swongcpa.com